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                          FIRST CHICAGO TRUST COMPANY
                           1999 Vote-By-Phone Script

Thank you for calling the proxy voting service. If you have a United States social security number, press 1. If you do not have a United States social security number, press 2.

     > 1 (Go to (1.1))                                         > 2 (Go to (1.2))

     (1.1) Using your touch tone phone, please enter the last four digits of your social security number.

     > xxxx

     (1.2) Please have your proxy card or voting instruction form available before voting. Enter the voter control number in the box including the pound sign as it appears below the perforation on your proxy card.

          > xxx#xxxx#xxxxxx#

          (If the first part of the control number that identifies the company you are voting is entered wrong, viz., xxx#xxxx#xxxxxx#)

          Is not a valid number. (Go to (1.2))

          (If good control number is entered)

          The company you are voting is DUPONT. If this is correct, press 1 now. If not, press 9.

          > 1

          One moment please.

          Your phone vote is subject to the same terms and authorizations as indicated on the proxy card. It also authorizes the named proxies to vote according to your instructions at the meeting of shareholders. One moment please. (Go to (1.3))

          (If the second and/or third part of the control number is entered wrong, viz., xxx#xxxx#xxxxxx#)

1
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          I am unable to process this request at this time. (Go to (1.2))

     (If incorrect social security number is entered)

     Our records show that you have a social security number. (Go to (1.1))

          > 9 (Go to (1.2))



          (1.3) If you would like to attend the annual meeting, please press 1 now.

               >1

               Noted. Attending!

               >Nothing entered.  (Go to (1.4))

          (1.4) If you would like us to discontinue mailing an annual report to this account, press 1.

               >1

               Noted.  Discontinue!

               >Nothing entered.  (Go to (1.5))

          (1.5) To vote all proposals in accordance with the recommendations of the Board of Directors, press 1. If you wish to vote one proposal at a time, press 2.

               >1

               You have voted with the recommendations of the board of directors on all of the proposals. (Go to 1.8)

               >2

               Directors, Proposal #1

               To vote for, please press 1. To withhold from all directors, please press 2. To withhold from individual directors, please press 3.

2
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                    1> (Go to next the proposal)

                    2> (Go to next the proposal)
                    3> (Go to (1.6))

                    (1.6) Using the proxy card, please press the corresponding number followed by the number sign for each director from whom you wish to withhold your vote. When completed, press the number sign.

                         >Invalid number entered.

                         "xx is not a valid number for any of the directors listed on your proxy card." (Go to (1.6))

                         > 1# 3# 5## (Go to next the proposal)

                    Auditors, Proposal #2

                    To vote For, please press 1.  To vote Against, please press
                    2.  To Abstain, please press 3.

                         >1 (Go to next the proposal)

                         >2 (Go to next the proposal)

                         >3 (Go to next the proposal)

                    Proposal #3

                    To vote For, please press 1.  To vote Against, please press
                    2.  To Abstain, please press 3.

                         >1 (Go to next the proposal)

                         >2 (Go to next the proposal)

                         >3 (Go to next the proposal)

                    Proposal #4

                    To vote For, please press 1.  To vote Against, please press

3
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                    2.  To Abstain, please press 3.

                         >1 (Go to next the proposal)
                         >2 (Go to next the proposal)

                         >3 (Go to next the proposal)

                    Proposal #5

                    To vote For, please press 1.  To vote Against, please press
                    2.  To Abstain, please press 3.

                         >1 (Go to next the proposal)

                         >2 (Go to next the proposal)

                         >3 (Go to next the proposal)

                    Proposal #6

                    To vote For, please press 1.  To vote Against, please press
                    2.  To Abstain, please press 3.

                         >1 (Go to 1.7)

                         >2 (Go to 1.7)

                         >3 (Go to1.7)


                    (1.7) I will now summarize your vote. Please confirm your vote at the end of this message.

                    On proposal 1, you withheld your vote from director. #1 #3 #5 ...
                    On proposal 2, you voted XXX.
                    On proposal 3, you voted XXX.
                    On proposal 4, you voted XXX.
                    On proposal 5, you voted XXX.
                    On proposal 6, you voted XXX.

4
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                    (1.8)  To confirm your vote, press 1.  To change it, press
                    9.

                         > 1

                         One moment please.

                         Your vote has been successfully applied. It is not necessary for you to mail your proxy card. If you wish to vote another proxy at this time, press 1.
                         Otherwise, you may hang up now.


                              >1 (Go to (1.2))

                         >9 (Go to (1.5))


NOTE: If no action is taken the following script applies.
-----

     > Nothing entered

     Information needs to be entered using a touch tone telephone within the time allowed. (Offer the script option that requires an action)

     > Again, nothing entered

     Information needs to be entered using a touch tone telephone within the time allowed. (Offer the script option that requires an action)
     The information entered continues to be invalid. I am unable to process your request at this time. Thank you for calling. (Hang up) (End of call)

5